Exhibit 10.1

PURCHASE AND SALE AGREEMENT –Bio Tech

This PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into by and between, on one hand, Medbox, Inc., a Nevada corporation with principal executive offices in California and Arizona (“Medbox”) and, on the other hand, PVM International, Inc., a California corporation (“PVMI”), as of June 5, 2014. Medbox and PVMI are sometimes referred to herein, from time to time, collectively, as the “Parties.”

Recitals

WHEREAS, the Medbox has certain rights and claims related to and arising out of its transactions with Bio Tech Medical Software, Inc. (“Bio Tech”), which it is willing to sell (“Bio Tech Rights and Claims”) to PMVI.

WHEREAS, PVMI desires to purchase the Bio Tech Rights and Claims from Medbox on the terms set forth herein.

Now, therefore, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged by the Parties, they set forth the terms of their agreement concerning the subject matter of this Agreement as follows:

Terms And Conditions

1. Purchase and sale. Medbox hereby sells to PVMI, and PVMI hereby purchases from Medbox, Exclusivity of the Bio Tech Rights and Claims as the sole Medbox Affiliate allowed to transact business for or on behalf Bio Tech, which include any and all rights and claims attributable to or owned or controlled by Medbox as a result of its transactions with Bio Tech except to the extent that such a purchase would violate any agreement or law and, in which event, said purchase and sale shall be void and of no force and effect as of the date of any such determination. PVMI agrees to indemnity Medbox concerning the foregoing.

2. Consideration. PVMI shall transfer or arrange for the transfer of 30,000 shares of stock of Medbox which it (PVMI) owns, selected at PVMI’s option, to Medbox in consideration for this purchase and sale transaction.

3.  Repurchase option. Following closing of the purchase and sale transaction contemplated by this Agreement, Medbox shall have the option, which is granted hereby by PVMI, to purchase from PVMI any and all of the assets transferred hereunder for the same value as the consideration provided by PVMI as set for in paragraph 2, above, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the claims and rights and or indemnification of Medbox called for under this Agreement. This option may be exercised by Medbox by its providing 30 days prior written notice to PVMI of the exercise of said option.

4. Cooperation. The Parties agree that they will cooperate relative to the performance of this Agreement.

5. Governing Law. Except as to matters concerning arbitration, and the separable arbitration provision set forth in this Agreement, which shall be governed by Arizona law, this Agreement shall otherwise be governed by and construed in accordance with and governed by the laws of the State of California without giving effect to the conflict of law principles of the said state.

6. Disputes. Except for the matters specified herein as to which injunctive relief may be pursued, any controversy, claim or dispute arising out of, relating to, or touching on or concerning this Agreement, shall be settled by binding arbitration in Phoenix, Arizona subject to the Revised Uniform Arbitration Act, or its replacement, as may be in effect in the State of Arizona, with the following exceptions if in conflict: (a) one arbitrator shall be chosen each Party and each Party-appointed arbitrator shall appoint a third; (b) each party to the arbitration will pay its pro rata share of the fees and expenses and fees of the arbitrators, together with other expenses of the arbitration incurred or approved by the arbitrators; and (c) arbitration may proceed in the absence of any party if written notice of the proceeding has been given to such Party. The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrators shall be final and conclusive and may be confirmed in any Court of competent jurisdiction. The arbitrators shall not have the right to award punitive damages to either Party. If for any reason, this arbitration clause becomes inapplicable to any dispute between the Parties, then each Party shall to the fullest extent permitted by applicable law hereby irrevocably waive the right to trial by jury as to any issue in any proceeding relating to any dispute between said the Parties.

7. Severability. In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

8. Construction. The titles of the sections of this Agreement are for convenience of Reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” and (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole. Any reference in this Agreement to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or Agreement as it may be modified, varied, amended or supplemented from time to time.

9. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understanding other than this Agreement relating to the subject matter hereof.

10. Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

11. Counterparts. This Agreement may be in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MEDBOX, Inc.

By: /s/ Matthew Feinstein

Name: Matthew Feinstein
Title: VP

Medbox Board Member Approval:
Unanimously Approved on 6/4/14

PVM International, Inc.

By: /s/ Vincent Mehdizadeh

Name: Vincent Mehdizadeh
Title: CEO